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                                                                EXHIBIT (g)(2)



                           AGREEMENT OF JOINT FILING

         Equity Holdings Limited, an Illinois Limited Partnership and GAMI Merger Co. hereby agree that the Statement on Schedule 13D, filed in conjunction with the Tender Offer Statement on Schedule 14D-1 to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.



Dated: March 29, 1996

                                        EQUITY HOLDINGS LIMITED, AN ILLINOIS
                                        LIMITED PARTNERSHIP



                                        By:/S/ SHELI Z. ROSENBERG
                                           -----------------------------------
                                                 Sheli Z. Rosenberg
                                                 Co-Trustee of General Partner



                                        GAMI MERGER CO.



                                        By:/S/ SHELI Z. ROSENBERG
                                           -----------------------------------
                                                 Sheli Z. Rosenberg
                                                 Vice President